                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made as of the 1st day of May, 1999 between CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation with its offices at 451 North Cannon Avenue, Lansdale, Pennsylvania 19446 (the "Company"), and James Golinveaux, an individual residing at 111 Clover Leaf Lane, N. Wales, PA 19454 (the "Employee").

                                    RECITALS
                                    --------

         WHEREAS, the Company desires to employ Employee as an executive officer of the Company; and

         WHEREAS, Employee, agrees to be employed by the Company and the Company accepts the employment of Employee, upon the terms, covenants and conditions hereinafter set forth.

                                  WITNESSETH:
                                  ----------

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       Definitions.
         -----------

         For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

         (a) "Actual EBIT" shall mean the Company's EBIT for any specified period.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         (c) A Person shall be deemed the "Beneficial Owner" of any securities:
(i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule l3d-3 of the General Rules and

Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this Section 1(b) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Business Combination" shall mean a reorganization, merger or consolidation of the Company.

         (f) "Change of Control" shall mean the occurrence of any one of the following events:

             (i) there occurs a change of control of the Company of a nature that would be required to be reported in response to: (A) Item 1(a) of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or in any other filing under such law, assuming that the Company would be subject to such provisions;

             (ii) any Person, other than the Company, after the date hereof becomes the Beneficial Owner of more than 50% of the Common Stock;

             (iii) the Company is involved in a Business Combination with respect to which all or substantially all of the Persons who were the respective Beneficial Owners of the outstanding Common Stock immediately prior to such Business Combination are not, following such Business Combination, Beneficial Owners, directly or indirectly, of more than 50% of the then outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Common Stock; or

             (iv)(A) Consummation of a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, individuals and entities that are the Beneficial Owners of more than 50% of the outstanding Common Stock are substantially the same as the individuals and entities who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock immediately prior to such sale or disposition.

         (g) "Cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, willful misconduct, material neglect of the Company's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety.

         (h) "Common Stock" shall mean the common stock of the Company.

         (i) "Company Multiplier" shall mean the percentage determined by reference to the chart below:

               If the ratio between Actual EBIT              Then the Company
                   and Targeted EBIT is:                     Multiplier is:
                   ---------------------                      -------------
         Less than 80%                                            0%
         Greater than or equal to 80% and less than 90%           60%
         Greater than or equal to 90% and less than 95%           70%
         Greater than or equal to 95% and less than 100%          75%
         Greater than or equal to 100% and less than 105%        100%
         Greater than or equal to 105% and less than 110%        105%
         Greater than or equal to 110% and less than 120%        110%
         Greater than or equal to 120% and less than 130%        120%
         Greater than or equal to 130%                           130%

         (j) "EBIT" shall mean earnings before interest and taxes calculated in accordance with generally accepted accounting principles consistently applied, but specifically excluding unusual items and Incentive Compensation.

         (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (l) "Performance Factor" shall mean a percentage, established by the Board in its sole discretion, which reflects the Board's evaluation of the performance of the Employee in meeting the stated goals of the Company.

         (m) "Person" shall mean any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association or any other legal entity of whatever nature.

         (n) "Severance" shall mean an obligation on the part of the Company, on a monthly basis for the respective periods set forth herein, to (i) pay to the Employee an amount equal to one twelfth of (A) the amount of the Employee's Salary for the fiscal year immediately prior to an event triggering such Company obligation plus (B) the amount of any Incentive Compensation the Employee received during the fiscal year immediately prior to an event triggering such Company obligation and (ii) continue to provide the Fringe Benefits to the Employee provided, however, that such Fringe Benefits shall not continue in effect for any period during which the Company is precluded from continuing the Employee's participation in the plan or program under which any such Fringe Benefit is provided by reason of any applicable law or regulation, including the Federal tax law regarding discrimination.

         (o) "Subsidiary" shall mean any corporation in which the Company, directly or indirectly, owns at least 50% of the then outstanding voting securities of such company entitled to vote generally in an election of such company's directors, or an unincorporated entity of which the Company, directly or indirectly, owns at least 50% of the profits or capital interests.

         (p) "Targeted EBIT" shall mean the level of EBIT the Board shall determine, in its sole discretion, for the purposes of calculating Incentive Compensation.

2.       Employment.
         ----------

         The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company upon the terms and conditions set forth in this Agreement. During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties for the Company and any of its Subsidiaries as are assigned from time to time by the Board or by the President or CEO of the Company or their designee. The principal place of employment of the Employee hereunder shall at all times during the Term be at the offices of the Company in Lansdale, Pennsylvania, or other locations reasonably acceptable to the Employee, in Employee's sole discretion.

3.       Performance.
         ------------

         The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment activities so long as they do not interfere with the performance of his duties hereunder.

4.       Term.
         ----

         Unless otherwise terminated in accordance with Section 6, the Employment Term shall be the period beginning on the date hereof and continuing for a period of two years thereafter, and shall automatically renew for period of one year unless one party gives written notice to the other at least three months prior to the end of the initial two-year period, or at least three months prior to the end of any one-year renewal period, that this Agreement shall not be further extended. Section 7 shall not apply if Employment Term is ended by this Section.

5.       Compensation for Employment.
         ---------------------------

         (a) The basic annual rate of compensation of the Employee for his employment services to the Company hereunder shall be $200,000 or such higher amount as may be approved by the Board during the Employment Term (the "Salary"), in accordance with the Company's payroll payment schedule in effect from time to time, which the Company shall pay to the Employee in equal installments every week.

         (b) (i) In addition to the aforementioned Salary, the Company shall pay to the Employee incentive compensation ("Incentive Compensation") equal to the product of 35% percent of Base Salary multiplied by the Company Multiplier and multiplied by the Performance Factor, subject to adjustment as set forth below.

             (ii) Incentive Compensation shall be calculated and paid quarterly. After the end of any fiscal year, Incentive Compensation shall be recalculated for the fiscal year just concluded and, if the Incentive Compensation paid during the fiscal year exceeds Incentive Compensation as calculated for the fiscal year, future Incentive Compensation payments shall be reduced by the amount of such excess.

             (iii) During fiscal year 1999 only, Incentive Compensation shall be calculated with a minimum Performance Factor of 1.0.

         (c) The Company shall provide the Employee with fringe benefits set forth on Exhibit A (the "Fringe Benefits").

         (d) If there is a Change of Control under subparagraphs (i)-(iii) of
Section 1(f) the Company shall pay to the Employee an amount equal to $100,000 within 180 days of the date of the occurrence of the event causing such a Change of Control.

6.       Termination.
         -----------

         (a) Total Disability. If the Employee becomes totally disabled (as defined below), the Employment Term may be terminated by the Company, and the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary, Incentive Compensation and Fringe Benefits that have accrued through the date of termination; (ii) continued Salary for three months following the date he is considered totally disabled and
(iii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under the Company's group disability plan in effect at that time, if any, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute as to the disability of the Employee under this Section 6(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

         (b) Death. If the Employee dies, this Employment Agreement shall terminate, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary, Incentive Compensation and Fringe Benefits that have accrued through the date of termination.

         (c) Cause. The Company may terminate the Employment Term for Cause by giving the Employee 30 days' notice of the termination date, which notice shall include a description of the nature of the Cause, and thereafter the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary that has accrued through the date of termination, net of any liabilities that the Employee may have to the Company.

         (d) Termination by Employee. Employee may terminate the Employment Term by giving the Company 30 days' notice of the termination date. The Company shall not have any liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary that has accrued through the date of termination, net of any liabilities that the Employee may have to the Company, and the Employee shall receive Severance for 12 months and such payment shall include consideration for compliance with Section 7.

         (e) Termination Without Cause. The Company shall have the right to terminate the Employment Term without Cause at any time by giving the Employee 30 days' notice of the termination date, and (i) if no Change of Control has occurred within the six months prior to such termination, the Employee shall receive Severance for 12 months, and (ii) if a Change of Control has occurred within the six months prior to such termination, the Employee shall receive Severance for 24 months and such payment shall include consideration for compliance with Section 7.

The Employee shall not be entitled to any Severance under this Section 6 unless the Employee executes and delivers to the Company after a notice of termination a release in a form, by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligation to provide Severance under this Section 6 as well any amounts reimbursable to the Employee in accordance with Company policy. The parties hereto acknowledge that the Severance to be provided under this
Section 6 are to be provided in consideration for the above-specified release.


7.       Non-Competition; Non-Solicitation.
         ---------------------------------

         (a) During Employee's employment by the Company and, if Employee is terminated for Cause or if the Employment Term is terminated pursuant to Section 6(d) or (e), for a period of one year after Employee's termination of employment, Employee shall not, except with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Employee's name to be used in connection with, any business or enterprise in North America in which Employee would be engaged in any selling any product competitive to that sold by the Company and from which the Company receives at least 5% of its gross revenues. Employee acknowledges that North America is the area in which the Company presently does business.

         (b) The foregoing restrictions shall not be construed to prohibit the ownership by Employee of less than 5% of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Exchange Act, provided that such ownership represents a passive investment and that neither Employee nor any group of persons including Employee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising Employee's rights as a shareholder, or seeks to do any of the foregoing.

         (c) During Employee's employment by the Company and, if Employee is terminated for Cause or if the Employment Term is terminated pursuant to Section 6(d) or (e), for a period of one year after Employee's termination of employment, Employee shall not, except with the prior written consent of the Board, directly or indirectly, (i) solicit, divert, take away, or attempt to solicit, divert or take away, any of the Company's "Principal Customers," defined for the purposes hereof to include any customer of the Company, from which $100,000 or more of annual gross revenues are derived at such time, or
(ii) encourage any Principal Customer to reduce its patronage of the Company.

         (d) During Employee's employment by the Company and, if Employee is terminated for Cause or if the Employment Term is terminated pursuant to Section 6(d) or (e), for a period of one year after Employee's termination of employment, Employee shall not, except with the prior written consent of the Board, directly or indirectly, solicit or hire, or encourage the solicitation or hiring of, any person who was a managerial or higher level employee of the

Company at any time during the term of Employee's employment by the Company by any employer other than the Company for any position as an employee, independent contractor, consultant or otherwise. The foregoing covenant of Employee shall not apply to any former employee of the Company after 12 months have elapsed subsequent to the date on which such former employee's employment by the Company has terminated.

8.       Confidential Information.
         ------------------------

         (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company,
(ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

         (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

9.       Remedies.
         --------

         The Employee expressly acknowledges that the remedy at law for any breach of Section 8 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 9, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

10.      Indemnification.
         ---------------

         The Company shall indemnify and advance expenses to the Employee, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company shall provide, at its expense, directors and officers insurance for the Employee in amounts reasonably satisfactory to the Employee. The rights set forth in this Section 10 shall be in addition to any other rights to indemnity to which Employee may be entitled.

11.      No Mitigation; No Set-Off.
         -------------------------

         The Employee shall not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination of his employment by the Company. The Company's obligations to pay the Employee the amounts provided hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or anyone else.

12.      Legal Costs.
         -----------

         (a) In the event that either of the parties hereto files a complaint in a court of competent jurisdiction for a breach of the terms hereof (a "Litigation"), the Company shall advance the Employee monies for the reasonable attorneys' fees, costs and expenses incurred by the Employee in connection a Litigation as follows:

                     (i) the Employee shall make arrangements with his legal
             counsel to receive detailed invoices of the services rendered by such counsel in connection with a Litigation, in accordance with such counsels normal billing practices,

                     (ii) upon the Employee's receipt of an invoice for legal
             services rendered in connection with a Litigation, the Employee shall forward such invoice to the Company, and

                     (iii) upon receipt of such an invoice, the Company shall
             pay the invoice in accordance with the normal payment practices of the Company.

         (b) In the event that a Litigation is resolved in a manner that is adverse to the Employee, in addition to any remedy available to the Company as a result of the resolution of a Litigation, the Employee shall promptly pay to the Company the full amount of any payments made by the Company pursuant to this
Section 12.

         (c) IN THE EVENT EMPLOYEE SHALL FAIL TO FULLY REIMBURSE THE COMPANY FOR ANY AMOUNTS ADVANCED BY EITHER OF THEM TO EMPLOYEE PURSUANT TO THIS SECTION 12, WITHIN 10 DAYS AFTER THE SAME SHALL BE DUE AND PAYABLE AND WRITTEN DEMAND THEREFOR SHALL HAVE BEEN MADE, EMPLOYEE HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR EMPLOYEE AND TO CONFESS AND ENTER JUDGMENT AGAINST EMPLOYEE AND IN FAVOR OF THE COMPANY FOR THE FULL AMOUNT OWED TO THE COMPANY PURSUANT TO THIS
SECTION 12, WHICH AMOUNT MAY BE BEST ESTABLISHED BY AFFIDAVIT OF AN OFFICER OF THE COMPANY TOGETHER WITH ANY UNPAID INTEREST THEREON, COSTS OF THE SUIT, AND AN ATTORNEYS' FEE FOR COLLECTION OF 10% OF THE THEN-TOTAL OUTSTANDING AMOUNTS OF ANY ADVANCES MADE TO EMPLOYEE PURSUANT TO THIS SECTION 12.

         THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS MANY TIMES AND IN AS MANY JURISDICTIONS AS MAY BE NECESSARY TO SECURE FULL SATISFACTION OF ANY AMOUNTS DUE TO THE COMPANY PURSUANT TO THIS SECTION 12. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE TERM OF THIS AGREEMENT. JUDGMENT HEREUNDER MAY BE CONFESSED ON THE ORIGINAL OR PHOTOCOPIES OF THIS AGREEMENT AND THE JUDGMENT OR JUDGMENTS CONFESSED HEREUNDER SHALL BE WITHOUT ANY STAY OF EXECUTION, ALL OF WHICH IS HEREBY WAIVED.

         IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT, EMPLOYEE HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS EMPLOYEE HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR A HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE STATE OF PENNSYLVANIA. IN NEGOTIATING AND EXECUTING THIS AGREEMENT, EMPLOYEE HAS BEEN REPRESENTED BY SEPARATE COUNSEL AND FULLY UNDERSTANDS THE LEGAL EFFECT HEREOF.

         IN ADDITION TO ANY RIGHTS GRANTED HEREUNDER, THE COMPANY SHALL HAVE ALL THE RIGHTS AND REMEDIES GRANTED BY APPLICABLE LAW, ALL OF WHICH SHALL BE CUMULATIVE AND CONCURRENT, AND SHALL BE IN ADDITION TO EVERY OTHER SUCH RIGHT OR REMEDY.

         (d) The Company shall reimburse the Employee for all reasonable costs and reasonable attorney's fees incurred by Employee in connection with the preparation, negotiation, execution and delivery of this Agreement up to a maximum amount of $10,000.

13.      Release; No Right of Action.
         ---------------------------

         The Company hereby releases the Employee, his estate and his personal representatives, and the Employee hereby releases the Company, its successors and assigns, officers and directors, of and from any and all liabilities that any such released party may have to any such releasing party with respect to any actions or omissions prior to the date hereof; provided, however, that this release shall not apply to any claims that may be asserted by the Employee pursuant to any indemnity rights which Employee may have. The Company shall not have any rights to take any action or otherwise refrain from taking action against Employee hereunder as a result of any facts or circumstances occurring or otherwise existing prior to the date hereof.

14.      General.
         -------

         (a) Governing Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its provisions concerning conflicts of laws.

         (b) Company. For purposes of Sections 8 and 9, the term "Company" shall be deemed to include any incorporated or unincorporated Subsidiaries and other Affiliates of the Company.

         (c) Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         (d) Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed to each party as set forth in the introduction to this Agreement.

         (e) Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties regarding these matters, including any prior agreement between the Employee and the Company. Any such prior agreement is hereby terminated as of the date hereof. This Agreement may not be modified or amended in any way except in writing by the parties hereto.

         (f) Duration. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) Severability, If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         (i) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

         (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                                   CENTRAL SPRINKLER CORPORATION


                                                   By: /s/ E. T. Briddell
                                                      -------------------------
                                                      Name:  E. T. Briddell
                                                      Title: CEO



                                                      /s/ James Golinveaux
                                                      -------------------------
                                                      James Golinveaux

                                   EXHIBIT A

         Medical, dental, term life, short-term disability and travel accident insurance coverage, all at levels comparable to those provided to other senior officers of the Company.